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                                                                       EXHIBIT 1

                         AMENDMENT TO RIGHTS AGREEMENT

     This Amendment dated as of October 25, 1998 ("Amendment") to the Rights Agreement ("Agreement"), dated as of July 31, 1997, between Qualix Group, Inc., a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services, L.L.C. (the "Rights Agent").

     Pursuant to Section 27 of the Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below:

     The Agreement is hereby amended as follows:

     1. Section 1 shall be amended by inserting the following at the end of the definition of "Acquiring Person":

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Legato Systems, Inc. ("Acquiror"), Hat Acquisition Corp. ("Merger Sub"), or any of their respective subsidiaries, Affiliates or Associates is an Acquiring Person pursuant to this Agreement, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any sections of this Agreement, in any such case solely by virtue of the execution of the Agreement and Plan of Reorganization of even date herewith among Acquiror, Merger Sub and the Company (the "Merger Agreement"), the execution of the Stock Option Agreement (as defined in the Merger Agreement), the execution of Target Affiliate Agreements (as defined in the Merger Agreement), the execution of the Voting Agreements (as defined in the Merger Agreement), the cancellation and automatic conversion of the Company's Common Stock into a right to receive a fraction of Acquiror Common Stock (as defined in the Merger Agreement), the cancellation of the Company's Capital Stock (as defined in the Merger Agreement) or the consummation of the Merger (as defined in the Merger Agreement)."

     2. Section 1 shall be amended by inserting the following at the end of the definition of "Distribution Date":

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any sections of this Agreement, in any such case solely by reason of the execution of the Merger Agreement, the execution of the Stock Option Agreement, the execution of Target Affiliate Agreements, the execution of the Voting Agreements, the cancellation and automatic conversion of the Company's Common Stock into a right to receive a fraction of Acquiror Common Stock, the cancellation of the Company's Capital Stock, or the consummation of the Merger."
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     3.  Section 1 shall be amended by inserting the following at the end of the definition of "Shares Acquisition Date":

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any sections of this Agreement, in any such case solely by reason of the execution of the Merger Agreement, the execution of the Stock Option Agreement, the execution of Target Affiliate Agreements, the execution of the Voting Agreements, the cancellation and automatic conversion of the Company's Common Stock into a right to receive a fraction of Acquiror Common Stock, the cancellation of the Company's Capital Stock, or the consummation of the Merger."

     4. Section 7(a) is amended by deleting the word "or" immediately preceding clause (iii) thereto and inserting immediately following the end of clause (iii) thereto: "or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)."

     5. Section 11(a)(ii) shall be amended by inserting the following at the end thereof:

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a "Section 11(a)(ii) Trigger Date" shall not occur, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any sections of this Agreement, in any such case solely by reason of the execution of the Merger Agreement, the execution of the Stock Option Agreement, the execution of Target Affiliate Agreements, the execution of the Voting Agreements, the cancellation and automatic conversion of the Company's Common Stock into a right to receive a fraction of Acquiror Common Stock, the cancellation of the Company's Capital Stock, or the consummation of the Merger."

     6.  Section 13 shall be amended by inserting the following at the end of
Section 13:

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a "Section 11(a)(ii) Trigger Date" shall not occur, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any sections of this Agreement, in any such case solely by reason of the execution of the Merger Agreement, the execution of the Stock Option Agreement, the execution of Target Affiliate Agreements, the execution of the Voting Agreements, the cancellation and automatic conversion of the Company's Common Stock into a right to receive a fraction of Acquiror Common Stock, the cancellation of the Company's Capital Stock, or the consummation of the Merger."

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     7.  Section 26 shall be amended by replacing the information, beginning with the words "Copy to" and ending with the words "Attention: Brook Stough", with the following:

                              "Copy to:

                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California 94304

                              Attention: Kurt Berney"

     8. This Amendment shall be deemed effective as of October 25, 1998 as if executed by both parties hereto on such date. Prior to the termination of the Merger, this Amendment may not be amended by the Company without the prior written consent of Acquiror in its sole discretion.

     9. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     10. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     11. As amended hereby, the Agreement shall remain in full force and effect.

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

QUALIX GROUP, INC.


     /s/ Richard G. Thau
By:_________________________________



         /s/ James T. Whaley
Attest:______________________________



CHASE MELLON SHAREHOLDER SERVICES, L.L.C.
AS RIGHTS AGENT


     /s/ Joseph W. Thatcher
By:_______________________________
     Assistant Vice President

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